EXHIBIT 23(iii)

CONSENT OF TRUSTEE

The undersigned are named as the Trustee pursuant to that certain Indenture and Custody Agreement existing between the undersigned and R J LENDING, INC. (the “Registrant”) and as is described in the Prospectus which is a part of Amendment No. 3 to the Registration Statement on Form SB-2 of the Registrant filed under the Securities Act of 1933, as amended. The undersigned consents to the reference to the undersigned in the Prospectus.

/s/ JEROME S. LEVIN, MANAGING MEMBER
LEVIN, TANNENBAUM, WOLFF, BAND, GATES & PUGH, P.L. Attorneys at Law

Sarasota, Florida
September 25, 2002